Exhibit 99.1

Corporate Communications
mediarelations@aa.com

Investor Relations
investor.relations@aa.com

FOR RELEASE: Thursday, July 25, 2024
AMERICAN AIRLINES REPORTS SECOND-QUARTER 2024 FINANCIAL RESULTS
FORT WORTH, Texas –– American Airlines Group Inc. (NASDAQ: AAL) today reported its second-quarter 2024 financial results, including:
•Highest-ever quarterly revenue of $14.3 billion.
•Second-quarter net income of $717 million, or $1.01 per diluted share. Excluding net special items1, second-quarter net income of $774 million, or $1.09 per diluted share.
•Generated operating cash flow of approximately $1.1 billion and free cash flow2 of approximately $850 million in the second quarter.
•Reduced total debt3 by approximately $680 million in the second quarter.
•On track to reduce total debt3 from peak levels by $15 billion by year-end 2025.
•Full-year adjusted earnings per diluted share4 expected to be between $0.70 and $1.30.
“American has a fleet, network and product built to deliver results, but during the second quarter, we did not perform to our initial expectations due to our prior sales and distribution strategy and an imbalance of domestic supply and demand,” said American’s CEO Robert Isom. “We are taking this challenge head-on, with clear and decisive actions to deliver on a strategy that maximizes our revenue and profitability, and importantly, one that makes it easy for customers to do business with American. When we return to the level of revenue generation we know we can achieve, and we couple that with our operational reliability and best-in-class cost management, we will unlock significant value.”
Sales and distribution
American has taken swift and aggressive action to reorient its sales and distribution strategy in ways that continue to be customer-centric, while addressing feedback from corporate and agency partners. Since May, the airline has focused its near-term efforts in three areas:
Ensuring content availability
•Restored content. American has reinstated competitive fares in the distribution channel traditionally used by travel agencies and corporate managed travel programs.
•Removed plans to differentiate mileage earn by channel. Travelers continue to earn in the AAdvantage® program as usual, no matter where they book.

American Airlines Reports Second-Quarter 2024 Financial Results
July 25, 2024

Making it easy, attractive and rewarding to do business with American
•Expanded availability of AAdvantage Business™ benefits to agencies. Companies will earn AAdvantage® miles and travelers will earn Loyalty Points anywhere business travel is booked, including when booked through travel agencies.
•Announced new features coming to AAdvantage Business™. Improvements will enhance the travel management and end-traveler experience.
Strengthening relationships and regaining the trust of partners
•Listening to feedback. The company has conducted extensive outreach to customers to inform them of changes being made to address pain points.
•Updating agreements. American is renegotiating contracts with corporate customers and travel agencies.
•Improving support. The airline is adding account managers for corporate customers, has established a dedicated AAdvantage Business™ customer service team and is increasing sales support for agencies.
Operational performance
The American Airlines team continues to produce strong operational results and demonstrate its resilience in recovering from irregular operations, as evidenced by its second-quarter performance, despite significant storms that impacted several key hubs in May and June. The airline also delivered a fantastic operation over the Fourth of July holiday, carrying 7.2 million customers and operating its largest-ever schedule while producing its best-ever combined completion factor over the holiday period. American quickly rebounded from the technology outage that impacted businesses worldwide on July 19. By that evening, its operation had fully recovered, and the airline delivered a 98.9% completion factor the next day — the best operational performance among U.S. network carriers.
Financial performance
American produced record quarterly revenue of $14.3 billion in the second quarter, an increase of 2% year over year. On both a GAAP basis and excluding the impact of net special items1, the company produced an operating margin of 9.7% in the quarter.
Balance sheet and liquidity
American remains committed to strengthening its balance sheet. In the second quarter, the company reduced total debt3 by approximately $680 million and is now more than $13 billion, or approximately 87%, toward its goal of reducing total debt3 by $15 billion by the end of 2025. The company ended the quarter with approximately $11.7 billion of total available liquidity, comprised of cash and short-term investments plus undrawn capacity under revolving credit facilities.
Guidance and investor update
American has taken aggressive action to improve its revenue performance, however, the company’s previous sales and distribution strategy will continue to impact its revenue performance and earnings through the remainder of the year. Accounting for these impacts and based on present demand trends, the current fuel price forecast and excluding the impact of special items, the company expects its third-quarter 2024 adjusted earnings per diluted share4 to be approximately breakeven. The company now expects its full-year 2024 adjusted earnings per diluted share4 to be between $0.70 and $1.30.

American Airlines Reports Second-Quarter 2024 Financial Results
July 25, 2024

For additional financial forecasting detail, please refer to the company’s investor update, furnished with this press release with the SEC on Form 8-K. This filing is also available at aa.com/investorrelations.
Conference call and webcast details
The company will conduct a live audio webcast of its financial results conference call at 7:30 a.m. CT today. The call will be available to the public on a listen-only basis at
aa.com/investorrelations. An archive of the webcast will be available through Aug. 25.
Notes
See the accompanying notes in the financial tables section of this press release for further explanation, including a reconciliation of all GAAP to non-GAAP financial information and the calculation of free cash flow.
1.The company recognized $57 million of net special items in the second quarter after the effect of taxes, which principally included nonoperating net special items for charges associated with debt refinancings and mark-to-market net unrealized losses on certain equity investments.
2.Please see the accompanying notes for the company’s definition of free cash flow, which is a non-GAAP measure.
3.All references to total debt include debt, finance and operating lease liabilities and pension obligations.
4.Adjusted earnings per diluted share guidance excludes the impact of net special items. The company is unable to reconcile certain forward-looking information to GAAP as the nature or amount of net special items cannot be determined at this time.
About American Airlines Group
To Care for People on Life’s Journey®. Shares of American Airlines Group Inc. trade on Nasdaq under the ticker symbol AAL and the company’s stock is included in the S&P 500. Learn more about what’s happening at American by visiting news.aa.com and connect with American @AmericanAir and at Facebook.com/AmericanAirlines.

American Airlines Reports Second-Quarter 2024 Financial Results
July 25, 2024

Cautionary statement regarding forward-looking statements and information
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the company’s other filings with the Securities and Exchange Commission. Additionally, there may be other factors of which the company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

American Airlines Reports Second-Quarter 2024 Financial Results
July 25, 2024

American Airlines Group Inc.
Condensed Consolidated Statements of Operations
(In millions, except share and per share amounts)
(Unaudited)

	3 Months Ended June 30,		Percent Increase (Decrease)		6 Months Ended June 30,		Percent Increase (Decrease)
	2024	2023			2024	2023
Operating revenues:
Passenger	$13,202	$12,978	1.7		$24,661	$24,081	2.4
Cargo	195	197	(1.3)		382	420	(9.1)
Other	937	880	6.4		1,861	1,743	6.8
Total operating revenues	14,334	14,055	2.0		26,904	26,244	2.5
Operating expenses:
Aircraft fuel and related taxes	3,061	2,723	12.4		6,042	5,890	2.6
Salaries, wages and benefits	3,953	3,635	8.7		7,820	6,917	13.1
Regional expenses:
Regional operating expenses	1,189	1,073	10.7		2,311	2,135	8.2
Regional depreciation and amortization	79	80	(0.1)		158	160	(0.7)
Maintenance, materials and repairs	950	808	17.6		1,834	1,520	20.7
Other rent and landing fees	834	762	9.5		1,653	1,470	12.5
Aircraft rent	314	344	(8.6)		642	688	(6.7)
Selling expenses	456	489	(6.8)		864	927	(6.8)
Depreciation and amortization	474	483	(1.9)		944	969	(2.6)
Special items, net	—	—	—		70	13	nm
Other	1,640	1,495	9.7		3,175	2,955	7.5
Total operating expenses	12,950	11,892	8.9		25,513	23,644	7.9
Operating income	1,384	2,163	(36.0)		1,391	2,600	(46.5)
Nonoperating income (expense):
Interest income	128	162	(21.3)		246	288	(14.7)
Interest expense, net	(486)	(548)	(11.3)		(984)	(1,088)	(9.7)
Other income (expense), net	2	(14)	nm	(1)	(38)	(21)	86.1
Total nonoperating expense, net	(356)	(400)	(11.0)		(776)	(821)	(5.5)
Income before income taxes	1,028	1,763	(41.7)		615	1,779	(65.4)
Income tax provision	311	425	(26.6)		210	431	(51.2)
Net income	$717	$1,338	(46.4)		$405	$1,348	(70.0)

Earnings per common share:
Basic	$1.09	$2.05			$0.62	$2.06
Diluted	$1.01	$1.88			$0.59	$1.91
Weighted average shares outstanding (in thousands):
Basic	656,965	653,602			656,406	652,801
Diluted	720,302	719,345			720,712	718,890
Note: Percent change may not recalculate due to rounding.
(1)Not meaningful or greater than 100% change.

American Airlines Reports Second-Quarter 2024 Financial Results
July 25, 2024

American Airlines Group Inc.
Consolidated Operating Statistics (1)
(Unaudited)

	3 Months Ended June 30,		Increase (Decrease)	6 Months Ended June 30,		Increase (Decrease)
	2024	2023		2024	2023
Revenue passenger miles (millions)	65,144	60,020	8.5%	122,617	112,034	9.4%
Available seat miles (ASM) (millions)	75,263	69,658	8.0%	145,779	134,665	8.3%
Passenger load factor (percent)	86.6	86.2	0.4 pts	84.1	83.2	0.9 pts
Yield (cents)	20.27	21.62	(6.3) %	20.11	21.49	(6.4) %
Passenger revenue per ASM (cents)	17.54	18.63	(5.8) %	16.92	17.88	(5.4) %
Total revenue per ASM (cents)	19.05	20.18	(5.6) %	18.46	19.49	(5.3) %
Cargo ton miles (millions)	515	427	20.6%	999	849	17.7%
Cargo yield per ton mile (cents)	37.87	46.31	(18.2) %	38.25	49.51	(22.8) %

Fuel consumption (gallons in millions)	1,132	1,041	8.8%	2,174	2,006	8.4%
Average aircraft fuel price including related taxes (dollars per gallon)	2.70	2.62	3.3%	2.78	2.94	(5.4) %

Operating cost per ASM (cents)	17.21	17.07	0.8%	17.50	17.56	(0.3) %
Operating cost per ASM excluding net special items (cents)	17.21	17.06	0.8%	17.45	17.54	(0.5) %
Operating cost per ASM excluding net special items and fuel (cents)	13.14	13.16	(0.1) %	13.31	13.17	1.1%

Passenger enplanements (thousands)	59,188	54,285	9.0%	111,954	102,517	9.2%
Departures (thousands):
Mainline	306	289	5.9%	596	564	5.8%
Regional	243	209	16.2%	462	411	12.6%
Total	549	498	10.3%	1,058	975	8.6%
Average stage length (miles):
Mainline	1,154	1,141	1.2%	1,155	1,132	2.0%
Regional	457	463	(1.4) %	460	466	(1.1) %
Total	845	856	(1.3) %	852	851	— %
Aircraft at end of period:
Mainline	970	944	2.8%	970	944	2.8%
Regional (2)	559	526	6.3%	559	526	6.3%
Total	1,529	1,470	4.0%	1,529	1,470	4.0%
Full-time equivalent employees at end of period:
Mainline	107,400	104,400	2.9%	107,400	104,400	2.9%
Regional (3)	30,000	28,100	6.8%	30,000	28,100	6.8%
Total	137,400	132,500	3.7%	137,400	132,500	3.7%
Note: Amounts may not recalculate due to rounding.
(1)Unless otherwise noted, operating statistics include mainline and regional operations. Regional includes wholly-owned regional airline subsidiaries and operating results from capacity purchase carriers.
(2)Includes aircraft owned and leased by American as well as aircraft operated by third-party regional carriers under capacity purchase agreements. Excluded from the aircraft count above are 65 regional aircraft in temporary storage as of June 30, 2024 as follows: 55 Embraer 145, eight Bombardier CRJ 700, and two Embraer 170.
(3)Regional full-time equivalent employees only include our wholly-owned regional airline subsidiaries.

American Airlines Reports Second-Quarter 2024 Financial Results
July 25, 2024

American Airlines Group Inc.
Consolidated Revenue Statistics by Region
(Unaudited)

	3 Months Ended June 30,		Increase (Decrease)	6 Months Ended June 30,		Increase (Decrease)
	2024	2023		2024	2023
Domestic (1)
Revenue passenger miles (millions)	43,183	39,758	8.6%	81,994	75,509	8.6%
Available seat miles (ASM) (millions)	49,613	45,700	8.6%	96,716	90,255	7.2%
Passenger load factor (percent)	87.0	87.0	— pts	84.8	83.7	1.1 pts
Passenger revenue (dollars in millions)	9,342	9,195	1.6%	17,604	17,232	2.2%
Yield (cents)	21.63	23.13	(6.5) %	21.47	22.82	(5.9) %
Passenger revenue per ASM (cents)	18.83	20.12	(6.4) %	18.20	19.09	(4.7) %

Latin America (2)
Revenue passenger miles (millions)	8,576	7,926	8.2%	18,672	16,934	10.3%
Available seat miles (millions)	9,873	9,200	7.3%	21,611	19,710	9.6%
Passenger load factor (percent)	86.9	86.2	0.7 pts	86.4	85.9	0.5 pts
Passenger revenue (dollars in millions)	1,562	1,640	(4.8) %	3,464	3,555	(2.6) %
Yield (cents)	18.21	20.69	(12.0) %	18.55	20.99	(11.6) %
Passenger revenue per ASM (cents)	15.82	17.82	(11.2) %	16.03	18.04	(11.1) %

Atlantic
Revenue passenger miles (millions)	11,527	10,689	7.8%	17,982	16,510	8.9%
Available seat miles (millions)	13,629	12,823	6.3%	22,671	21,065	7.6%
Passenger load factor (percent)	84.6	83.4	1.2 pts	79.3	78.4	0.9 pts
Passenger revenue (dollars in millions)	2,019	1,888	7.0%	3,012	2,819	6.8%
Yield (cents)	17.52	17.66	(0.8) %	16.75	17.07	(1.9) %
Passenger revenue per ASM (cents)	14.82	14.72	0.7%	13.28	13.38	(0.7) %

Pacific
Revenue passenger miles (millions)	1,858	1,647	12.9%	3,969	3,081	28.8%
Available seat miles (millions)	2,148	1,935	11.0%	4,781	3,635	31.5%
Passenger load factor (percent)	86.5	85.1	1.4 pts	83.0	84.8	(1.8) pts
Passenger revenue (dollars in millions)	279	255	9.4%	581	475	22.4%
Yield (cents)	15.02	15.50	(3.1) %	14.64	15.40	(5.0) %
Passenger revenue per ASM (cents)	13.00	13.19	(1.4) %	12.15	13.06	(6.9) %

Total International
Revenue passenger miles (millions)	21,961	20,262	8.4%	40,623	36,525	11.2%
Available seat miles (millions)	25,650	23,958	7.1%	49,063	44,410	10.5%
Passenger load factor (percent)	85.6	84.6	1.0 pts	82.8	82.2	0.6 pts
Passenger revenue (dollars in millions)	3,860	3,783	2.1%	7,057	6,849	3.0%
Yield (cents)	17.58	18.67	(5.8) %	17.37	18.75	(7.4) %
Passenger revenue per ASM (cents)	15.05	15.79	(4.7) %	14.38	15.42	(6.7) %
Note: Amounts may not recalculate due to rounding.
(1)Domestic results include Canada, Puerto Rico and U.S. Virgin Islands.
(2)Latin America results include the Caribbean.

American Airlines Reports Second-Quarter 2024 Financial Results
July 25, 2024

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
American Airlines Group Inc. (the Company) sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis.
The tables below present the reconciliations of the following GAAP measures to their non-GAAP measures:
–Operating Income (GAAP measure) to Operating Income Excluding Net Special Items (non-GAAP measure)
–Operating Margin (GAAP measure) to Operating Margin Excluding Net Special Items (non-GAAP measure)
–Pre-Tax Income (GAAP measure) to Pre-Tax Income Excluding Net Special Items (non-GAAP measure)
–Pre-Tax Margin (GAAP measure) to Pre-Tax Margin Excluding Net Special Items (non-GAAP measure)
–Net Income (GAAP measure) to Net Income Excluding Net Special Items (non-GAAP measure)
–Basic and Diluted Earnings Per Share (GAAP measure) to Basic and Diluted Earnings Per Share Excluding Net Special Items (non-GAAP measure)
Management uses these non-GAAP financial measures to evaluate the Company's current operating performance and to allow for period-to-period comparisons. As net special items may vary from period-to-period in nature and amount, the adjustment to exclude net special items allows management an additional tool to understand the Company’s core operating performance.
Additionally, the tables below present the reconciliations of total operating costs (GAAP measure) to total operating costs excluding net special items and fuel (non-GAAP measure) and total operating costs per ASM (CASM) to CASM excluding net special items and fuel. Management uses total operating costs excluding net special items and fuel and CASM excluding net special items and fuel to evaluate the Company's current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. The adjustment to exclude fuel and net special items allows management an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance.

Reconciliation of Operating Income Excluding Net Special Items	3 Months Ended June 30,		Percent Increase (Decrease)	6 Months Ended June 30,		Percent Increase (Decrease)
	2024	2023		2024	2023
	(in millions)			(in millions)
Operating income as reported	$1,384	$2,163		$1,391	$2,600
Operating net special items:
Mainline operating special items, net (1)	—	—		70	13
Regional operating special items, net	—	6		—	6
Operating income excluding net special items	$1,384	$2,169	(36.2%)	$1,461	$2,619	(44.2%)

Calculation of Operating Margin
Operating income as reported	$1,384	$2,163		$1,391	$2,600
Total operating revenues as reported	$14,334	$14,055		$26,904	$26,244
Operating margin	9.7%	15.4%		5.2%	9.9%

Calculation of Operating Margin Excluding Net Special Items
Operating income excluding net special items	$1,384	$2,169		$1,461	$2,619
Total operating revenues as reported	$14,334	$14,055		$26,904	$26,244
Operating margin excluding net special items	9.7%	15.4%		5.4%	10.0%

Reconciliation of Pre-Tax Income Excluding Net Special Items
Pre-tax income as reported	$1,028	$1,763		$615	$1,779
Pre-tax net special items:
Mainline operating special items, net (1)	—	—		70	13
Regional operating special items, net	—	6		—	6
Nonoperating special items, net (2)	12	28		58	45
Total pre-tax net special items	12	34		128	64

Pre-tax income excluding net special items	$1,040	$1,797	(42.1%)	$743	$1,843	(59.7%)

Calculation of Pre-Tax Margin
Pre-tax income as reported	$1,028	$1,763		$615	$1,779
Total operating revenues as reported	$14,334	$14,055		$26,904	$26,244
Pre-tax margin	7.2%	12.5%		2.3%	6.8%

Calculation of Pre-Tax Margin Excluding Net Special Items
Pre-tax income excluding net special items	$1,040	$1,797		$743	$1,843
Total operating revenues as reported	$14,334	$14,055		$26,904	$26,244
Pre-tax margin excluding net special items	7.3%	12.8%		2.8%	7.0%

American Airlines Reports Second-Quarter 2024 Financial Results
July 25, 2024

Reconciliation of Net Income Excluding Net Special Items	3 Months Ended June 30,		Percent Increase (Decrease)	6 Months Ended June 30,		Percent Increase (Decrease)
	2024	2023		2024	2023
	(in millions, except share and per share amounts)			(in millions, except share and per share amounts)
Net income as reported	$717	$1,338		$405	$1,348
Net special items:
Total pre-tax net special items (1), (2)	12	34		128	64
Net tax effect of net special items	45	(1)		15	(8)
Net income excluding net special items	$774	$1,371	(43.6%)	$548	$1,404	(60.9%)

Reconciliation of Basic and Diluted Earnings Per Share Excluding Net Special Items
Net income excluding net special items	$774	$1,371		$548	$1,404
Shares used for computation (in thousands):
Basic	656,965	653,602		656,406	652,801
Diluted	720,302	719,345		720,712	718,890
Earnings per share excluding net special items:
Basic	$1.18	$2.10		$0.84	$2.15
Diluted (3)	$1.09	$1.92		$0.79	$1.98

Reconciliation of Total Operating Costs per ASM Excluding Net Special Items and Fuel
Total operating expenses as reported	$12,950	$11,892		$25,513	$23,644

Operating net special items:
Mainline operating special items, net (1)	—	—		(70)	(13)
Regional operating special items, net	—	(6)		—	(6)
Total operating expenses excluding net special items	12,950	11,886		25,443	23,625

Aircraft fuel and related taxes	(3,061)	(2,723)		(6,042)	(5,890)
Total operating expenses excluding net special items and fuel	$9,889	$9,163		$19,401	$17,735
	(in cents)			(in cents)
Total operating expenses per ASM as reported	17.21	17.07		17.50	17.56

Operating net special items per ASM:
Mainline operating special items, net (1)	—	—		(0.05)	(0.01)
Regional operating special items, net	—	(0.01)		—	—
Total operating expenses per ASM excluding net special items	17.21	17.06		17.45	17.54

Aircraft fuel and related taxes per ASM	(4.07)	(3.91)		(4.14)	(4.37)
Total operating expenses per ASM excluding net special items and fuel	13.14	13.16		13.31	13.17
Note: Amounts may not recalculate due to rounding.
FOOTNOTES:
(1)The 2024 six month period mainline operating special items, net principally included $57 million of one-time charges resulting from the ratification of a new collective bargaining agreement with our mainline passenger service team members, including a one-time signing bonus.
(2)Principally included charges associated with debt refinancings and extinguishments as well as mark-to-market net unrealized gains and losses associated with certain equity investments.
(3)The 2024 three and six month period diluted earnings per share gives effect to, among other things, the Company's outstanding 6.5% senior convertible notes by (a) adding back to earnings $9 million and $22 million of interest expense, respectively, related to such convertible notes, net of estimated profit sharing and tax effects and (b) including in the diluted shares outstanding, 61.7 million shares issuable in respect to such convertible notes.
The 2023 three and six month period diluted earnings per share gives effect to, among other things, the Company's outstanding 6.5% senior convertible notes by (a) adding back to earnings $12 million and $23 million of interest expense, respectively, related to such convertible notes, net of estimated profit sharing, short-term incentive and tax effects and (b) including in the diluted shares outstanding, 61.7 million shares issuable in respect to such convertible notes.

American Airlines Reports Second-Quarter 2024 Financial Results
July 25, 2024

American Airlines Group Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)(Unaudited)

	6 Months Ended June 30,
	2024	2023
Net cash provided by operating activities	$3,308	$5,096
Cash flows from investing activities:
Capital expenditures and aircraft purchase deposits	(1,475)	(1,244)
Proceeds from sale-leaseback transactions and sale of property and equipment	353	183
Purchases of short-term investments	(4,714)	(7,587)
Sales of short-term investments	3,881	4,656
Decrease in restricted short-term investments	68	33
Other investing activities	(5)	214
Net cash used in investing activities	(1,892)	(3,745)
Cash flows from financing activities:
Payments on long-term debt and finance leases	(1,836)	(3,246)
Proceeds from issuance of long-term debt	527	2,143
Other financing activities	(48)	(55)
Net cash used in financing activities	(1,357)	(1,158)
Net increase in cash and restricted cash	59	193
Cash and restricted cash at beginning of period	681	586
Cash and restricted cash at end of period (1)	$740	$779

(1)The following table provides a reconciliation of cash and restricted cash to amounts reported within the condensed consolidated balance sheets:

Cash	$605	$614
Restricted cash included in restricted cash and short-term investments	135	165
Total cash and restricted cash	$740	$779

American Airlines Reports Second-Quarter 2024 Financial Results
July 25, 2024

Free Cash Flow
The Company's free cash flow summary is presented in the table below, which is a non-GAAP measure that management believes is useful information to investors and others in evaluating the Company's ability to generate cash from its core operating performance that is available for use to reinvest in the business or to reduce debt. The Company defines free cash flows as net cash provided by operating activities less net cash used in investing activities, adjusted for (1) net purchases of short-term investments and (2) change in restricted cash. We believe that calculating free cash flow as adjusted for these items is more useful for investors because short-term investment activity and restricted cash are not representative of activity core to our operations.
This non-GAAP measure may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. Our calculation of free cash flow is not intended, and should not be used, to measure the residual cash flow available for discretionary expenditures because, among other things, it excludes mandatory debt service requirements and certain other non-discretionary expenditures.

6 Months Ended June 30, 2024

(in millions)
Net cash provided by operating activities	$3,308
Adjusted net cash used in investing activities (1)	(1,091)
Free cash flow	$2,217

(1)The following table provides a reconciliation of adjusted net cash used in investing activities for the six months ended June 30, 2024 (in millions):

Net cash used in investing activities	$(1,892)
Adjustments:
Net purchases of short-term investments	833
Increase in restricted cash	(32)
Adjusted net cash used in investing activities	$(1,091)

American Airlines Reports Second-Quarter 2024 Financial Results
July 25, 2024

American Airlines Group Inc.
Condensed Consolidated Balance Sheets
(In millions, except shares)

	June 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets
Cash	$605	$578
Short-term investments	7,841	7,000
Restricted cash and short-term investments	875	910
Accounts receivable, net	2,067	2,026
Aircraft fuel, spare parts and supplies, net	2,575	2,400
Prepaid expenses and other	832	658
Total current assets	14,795	13,572
Operating property and equipment
Flight equipment	42,752	41,794
Ground property and equipment	10,198	10,307
Equipment purchase deposits	1,052	760
Total property and equipment, at cost	54,002	52,861
Less accumulated depreciation and amortization	(22,958)	(22,097)
Total property and equipment, net	31,044	30,764
Operating lease right-of-use assets	7,873	7,939
Other assets
Goodwill	4,091	4,091
Intangibles, net	2,047	2,051
Deferred tax asset	2,668	2,888
Other assets	1,607	1,753
Total other assets	10,413	10,783
Total assets	$64,125	$63,058
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Current maturities of long-term debt and finance leases	$4,120	$3,632
Accounts payable	3,016	2,353
Accrued salaries and wages	1,767	2,377
Air traffic liability	8,030	6,200
Loyalty program liability	3,619	3,453
Operating lease liabilities	1,209	1,309
Other accrued liabilities	2,849	2,738
Total current liabilities	24,610	22,062
Noncurrent liabilities
Long-term debt and finance leases, net of current maturities	27,636	29,270
Pension and postretirement benefits	2,652	3,044
Loyalty program liability	6,031	5,874
Operating lease liabilities	6,482	6,452
Other liabilities	1,460	1,558
Total noncurrent liabilities	44,261	46,198
Stockholders' equity (deficit)
Common stock, 656,607,802 shares outstanding at June 30, 2024	7	7
Additional paid-in capital	7,389	7,374
Accumulated other comprehensive loss	(4,858)	(4,894)
Retained deficit	(7,284)	(7,689)
Total stockholders' deficit	(4,746)	(5,202)
Total liabilities and stockholders’ equity (deficit)	$64,125	$63,058